Exhibit 32.2

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

In connection with the Annual Report on Form 10-K of SmartMetric, Inc., a Nevada corporation (the “Company”) for the period ended June 30, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jay Needelman, Chief Financial Officer of the Company, do hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) that:

(1) The Report of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

SMARTMETRIC, INC.

Dated: October 13, 2023	By:	/s/ Jay Needelman
Jay Needelman, Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to SmartMetric, Inc. and will be retained by SmartMetric, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.